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                                                                  Rule 424(b)(3)
                                                      Registration No. 333-34652

                     LORAL SPACE AND COMMUNICATIONS LIMITED

               PROSPECTUS SUPPLEMENT NO. 5 DATED DECEMBER 26, 2000
                        TO PROSPECTUS DATED MAY 10, 2000

     The Selling Holders table on pages 47 - 48 of the Prospectus is hereby amended to add the following selling holder.

                                            Number of Shares    Number of Shares
                                              of Preferred       of Conversion
Selling Holders                                  Stock              Shares
---------------                             ----------------    ----------------

Merrill Lynch Pierce Fenner & Smith Inc.         75,000             189,105

Lydian Overseas Partner Master Fund             100,000             252,140

Credit Suisse First Boston Corporation           30,000              75,642

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* Additional shares only; does not include shares already listed in the
  Prospectus.